Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to certain shares of the common stock of Shoe Carnival, Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement as of February 12, 2021.

By:	/s/ Leigh Anne Weaver
Leigh Anne Weaver

J. Wayne Weaver 2018 Grantor Retained
Annuity Trust for Leigh Anne Weaver

By:	/s/ Leigh Anne Weaver
Leigh Anne Weaver, Trustee

J. Wayne Weaver 2019 Grantor Retained
Annuity Trust for Leigh Anne Weaver

By:	/s/ Leigh Anne Weaver
Leigh Anne Weaver, Trustee

J. Wayne Weaver 2020 Grantor Retained
Annuity Trust for Leigh Anne Weaver

By:	/s/ Leigh Anne Weaver
Leigh Anne Weaver, Trustee